UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) May 21, 2010

LE@P TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-5667	65-0769296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 N. Dixie Highway, Suite 411
Ft. Lauderdale, FL	33334
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 771-1772

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFT 240.13e-4( c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Le@P Technology, Inc. (the “Company”) held its annual meeting of stockholders on May 21, 2010 (the “2010 Meeting”).    The Company solicited proxies for the 2010 Meeting pursuant to Regulation 14A of the Securities Exchange Act of 1934 (the “1934 Act”) and there was no solicitation opposing the Company’s.

The Company’s Board of Directors nominated Jerome Fields, M.D., Timothy C. Lincoln and Mary Thomas for election to the Board of Directors. All of the nominees for Director presented at the 2010 Meeting were elected to office.  The final voting results are as follows:

		For	Against	Withheld
Jerome Fields, M.D.	Class A Director	63,472,245	0	1,100
Mary Thomas	Class A Director	63,430,670	0	42,675
Timothy Lincoln	Class B Director	25,000	0	0

The Company’s Board of Directors selected Berenfeld Spritzer Shechter & Sheer, LLP (“Berenfeld”) to serve as the Company’s independent auditors to audit the Company’s financial statements for the year ending December 31, 2010.    Berenfeld was elected to serve as the Company’s independent auditors to audit the Company’s financial statements for the year ending December 31, 2010.  The final voting results are as follows:

For	Against	Withheld
64,287,469	1,651	750

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LE@P TECHNOLOGY, INC.

Date: May 24, 2010	By:	/s/ Timothy Lincoln

	Name:	Timothy C. Lincoln1

	Title:	Acting Principal Executive Officer